Ex. 99-B.8.9

Amendment to ING Partners, Inc.

Shareholder Servicing Agreement

Adviser Class Shares

This Amendment is dated as of the 1st day of May, 2003 by and between ING Partners, Inc. (the "Fund") and ING Life Insurance and Annuity Company (the "Service Organization") (collectively, the "Parties").

WHEREAS, the Parties entered into a Shareholder Servicing Agreement on November 27, 2001 (the "Agreement") and subsequently amended March 5, 2002;

WHEREAS, the Parties desire to further amend said Agreement in the manner hereinafter set forth;

NOW THEREFORE, the parties hereby amend the Agreement in the following form:
    By replacing the existing Schedule A with the Schedule A attached hereto.
    All of the other provisions contained in the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their duly authorized signatories as of the date and year first above written.

ING Partners, Inc.

By: /s/ Laurie M. Tillinghast

Name: Laurie M. Tillinghast

Title: President

ING Life Insurance and Annuity Company

By: /s/ Laurie M. Tillinghast

Name: Laurie M. Tillinghast

Title: Vice President

SCHEDULE A

Adviser Class shares of the following ING Partners, Inc. portfolios: Annual Rate

ING Alger Growth Portfolio	__%
ING Alger Aggressive Growth Portfolio	__%
ING American Century Small Cap Value Portfolio	__%
ING Baron Small Cap Growth Portfolio	__%
ING DSI Enhanced Index Portfolio	__%
ING Goldman Sachs® Capital Growth Portfolio	__%
ING JPMorgan Fleming International Portfolio	__%
ING JPMorgan Mid Cap Value Portfolio	__%
ING MFS Capital Opportunities Portfolio	__%
ING MFS Global Growth Portfolio	__%
ING MFS Research Equity Portfolio	__%
ING OpCap Balanced Value Portfolio	__%
ING PIMCO Total Return Portfolio	__%
ING Salomon Brothers Aggressive Growth Portfolio	__%
ING Salomon Brothers Investors Value Portfolio	__%
ING Salomon Brothers Fundamental Value Portfolio	__%
ING T. Rowe Price Growth Equity Portfolio	__%
ING UBS Tactical Asset Allocation Portfolio	__%
ING Van Kampen Comstock Portfolio	__%
ING Alger Capital Appreciation Portfolio	[__%]
ING Goldman Sachs® Core Equity Portfolio	]__%]